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                                                                    EXHIBIT 10.8

                         FORM OF TAX-SHARING AGREEMENT

     THIS AGREEMENT is entered into as of the ______ day of ___________________, 1997, between Citizens Utilities Company, a Delaware corporation ("Citizens"), and Electric Lightwaves, Inc., a Delaware corporation ("Lightwave").

                                   RECITALS

        (A) Citizens owns all of the issued and outstanding Common Stock of Lightwave.

        (B) Lightwave is effecting an initial public offering (the "Offering") of shares of [Class A] Common Stock of Lightwave (the "Class A Common Stock").

        (C) Upon completion of the Offering, Lightwave will cease to be a wholly-owned subsidiary of Citizens and Lightwave will cease, for United States federal income tax purposes, to be a member of Citizens' consolidated group.

        (D) For state or local franchise or income tax purposes Lightwave may continue to be a member of certain unified, combined or consolidated groups which include Citizens notwithstanding the results of the Offering.

        (E) The parties wish to address certain tax matters which may arise as a result of the Offering.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, and intending to be legally bound hereby, the parties hereby agree as follows:

        1.1 As used in this Agreement, in addition to the terms defined in the Preamble and Recital, the following terms will have the following meanings, applicable to both the singular and plural forms of the terms described:

        "STATE CONSOLIDATED PERIODS": shall mean, with respect to Lightwave, the taxable periods or portions thereof in which Lightwaves will be a member of the Citizens Group.

        "EFFECTIVE DATE": means the date of this Agreement.

        "CITIZENS GROUP": shall mean any unified, combined or consolidated groups for state or local franchise or income tax purposes which include Citizens as the common parent.

        1.2 INTERNAL REFERENCES. Unless the context indicates otherwise,
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references to articles, sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement, and references to the parties shall mean the parties to this Agreement.

        2. With respect to each of the State Consolidated Periods:
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        (a) Lightwave shall be responsible for any and all liabilities arising as a result of state or local income, franchise, excise, single business, gross receipts or withholding tax returns filed by, or on behalf of, Lightwave on a separate-return basis. With respect to the portions of the Citizens Group state or local unitary, combined or consolidated income or franchise tax liabilities that are allocable to Lightwave, Lightwave shall pay to Citizens an amount equal to the aggregate relevant state or local income or franchise taxes which Lightwave would have been required to pay for such period if Lightwave had filed a separate state or local income tax return in such jurisdictions at such time.

        (b) Lightwave shall be responsible for any tax liability due any foreign jurisdiction arising as a result of its business activities and/or domicile.

        (c) Except as set forth below, payments required pursuant to Paragraphs 2(a) and (b) of this Agreement shall be billed to Lightwave by Citizens based upon estimated payments made by Citizens to taxing authorities, with final billing being made after filing of the returns. Such payments will be due within thirty (30) days of receipt of the bill therefore. If income tax deficiencies or tax refunds relating to Lightwave or its subsidiaries result from a tax audit, amended return, claim, final determination by any court or otherwise are related to the relevant tax returns for the State Consolidated Period, the amounts due under Paragraphs 2(a) and (b) of this Agreement shall be recalculated by Citizens' Tax Department in accordance with the terms of such Paragraphs, and an appropriate adjustment to payments due under those Paragraphs shall be made.

        3. Notwithstanding anything to the contrary herein, neither party shall be entitled to duplicate payments from the other party hereunder. Citizens' Vice President of Taxes, in his sole discretion, may net any payments due to Citizens from Lightwave pursuant to this Agreement against any amount due from Citizens to Lightwave pursuant to this Agreement or otherwise.

        4. Interest shall accrue, on payments due or advances made under this Agreement at the interest rate then being charged by the Internal Revenue Service on United States federal income tax deficiencies.

        5. Citizens agrees that it will indemnify and hold Lightwave harmless from and against any state or local unitary, combined or consolidated income or franchise tax liabilities (including interest, penalties, additions to tax, legal fees, court costs and any other reasonable costs of defense) with respect to the portion of the Citizens' Group state or local unitary, combined or consolidated income or franchise tax liability which is allocable to members of the Citizens' Group, other than Lightwave.

        6. Lightwave agrees to: (i) provide Citizens access to Lightwave books and records; (ii) provide Citizens with papers, schedules and any other information or assistance necessary to prepare tax returns or make computations pursuant to this Agreement; (iii) maintain and preserve books, records and other information as may be needed by Citizens pursuant to this Agreement or pursuant to the preparation of any required tax return or the conduct of any tax audit by a governmental authority for at least such time as has been customary; (iv) cooperate in any audit or investigation of tax returns and execute appropriate powers of attorney in connection

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therewith in favor of Citizens; and (v) sign all documents, including settlement agreements, relating to the tax returns for State Consolidated Periods.

        7. With respect to all taxable periods during a State Consolidated Period, Citizens shall have sole and exclusive authority and responsibility for:
(i) preparing any state and local income, franchise, excise, single business, gross receipts or withholding tax returns (including any amended returns or claims for refund) of Lightwave; (ii) representing Lightwave with respect to any state and local income, franchise, excise, single business, gross receipts or withholding tax audit or state and local income, franchise, excise, single business, gross receipts or withholding tax contest (including, without limitation, any litigation regarding state and local income, franchise, excise, single business, gross receipts or withholding taxes or refunds); (iii) engaging outside counsel and accountants with respect to tax matters regarding Lightwave; and (iv) performing such other acts and duties with respect to Lightwave tax returns as Citizens determines is appropriate. Citizens' Vice President of Taxes shall have the discretion to reasonably determine the intent of, and resolve any ambiguities under this Agreement. Payments due under this Agreement may, in Citizens' discretion, be evidenced by a demand promissory note bearing interest as provided in Paragraph 4.

        8. This Agreement is entered into by the parties hereto on their own behalf as well as on behalf of Citizen's other subsidiaries. This Agreement shall be deemed to have been joined in and consented to by all such subsidiaries, without further action of them or the parties hereto. The parties hereto hereby guarantee the performance by such subsidiaries of all the terms of this Agreement. This Agreement shall also be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

        9. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one document.

       10. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



By:                                     By:
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Name:                                   Name:
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Title:                                  Title:
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